Exhibit 10.2

AMENDMENT NUMBER THREE

TO THE

HENRY SCHEIN, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2014

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Supplemental Executive Retirement Plan, amended and restated effective as of January 1, 2014, and as subsequently amended (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company (the “Board”) or an authorized committee may amend the Plan;

WHEREAS, pursuant to the Charter of the Compensation Committee of the Board (the “Committee”), the Committee is authorized to amend the Plan; and

WHEREAS, the Committee wishes to amend the Plan to reinstate book-entry contributions to Participant’s Deferral Accounts effective January 1, 2021.

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2021 as follows:

1.	Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) The Employer shall make a book-entry contribution to the Deferral Account of each Participant, equal to (i) the amount by which the Participant’s Base Compensation exceeds Recognized Compensation multiplied by (ii) a contribution percentage determined by the Committee in its sole discretion and established with respect to Base Compensation earned on or after the date of the Committee’s action. A contribution will be made with respect to a calendar quarter on behalf of a Participant if such Participant was employed on the last day of such calendar quarter. A Participant’s Deferral Account shall be credited on, or as soon as administratively feasible following, the September 30th immediately following the Plan Year during which the applicable calendar quarter occurs with respect to which the contribution is earned (or at least annually as of any date determined by the Committee in its sole discretion). Notwithstanding the foregoing, a Participant’s Deferral Account shall be credited with a contribution with respect to the Plan Year of the Participant’s retirement at or after the Normal Retirement Date, death or Disability. Notwithstanding anything herein to the contrary, the Employer reserves the right to suspend book-entry contributions for any period of time. Such book-entry contributions were suspended for the period beginning July 1, 2020 and ending December 31, 2020.”

2.	Section 1(dd) of the Plan is hereby amended in its entirety to read as follows:

“(dd)             “Recognized Compensation” means the dollar limitation pursuant to Section 402(g) of the Code for this Plan Year divided by the percentage set by the Committee in its sole discretion.”

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IN WITNESS WHEREOF, this amendment has been executed this 29th day of October, 2020.

HENRY SCHEIN, INC.

By:	/s/ Lorelei McGlynn
Title:	Senior Vice President, Chief Human Resources Officer

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